Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "IFLI ACQUISITION SUBSIDIARY CORP.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF OCTOBER, A.D. 2011, AT 11:51 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5053181 8100

111110545

AUTHENTICATION: 9098917

DATE: 10-18-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:17 PM 10/18/2011
FILED 11:51 AM 10/18/2011
SRV 111110545 - 5053181 FILE

CERTIFICATE OF INCORPORATION
OF
IFLI ACQUISITION SUBSIDIARY CORP.

1. The name of the corporation (hereinafter called the "**Corporation**") is IFLI Acquisition Subsidiary Corp.

2. The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The registered agent in charge thereof is Corporation Service Company.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of stock which this Corporation is authorized to issue is One Thousand (1,000) shares of Common Stock, par value $0.001 per share.

5. The name and the mailing address of the incorporator is James M. Schneider, Esq., Schneider Weinberger LLP, 2200 N.W. Corporate Boulevard, Suite 210, Boca Raton, Florida 33431.

6. The Corporation is to have perpetual existence.

7. The power to adopt, alter, amend or repeal Bylaws shall be vested in the Board of Directors.

8. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 18th day of October, 2011

James M. Schneider, Esq., Incorporator